Exhibit 10.4

FIRST AMENDMENT TO OFFER LETTER

THIS FIRST AMENDMENT TO OFFER LETTER (this “Amendment”) is made effective as of the 6th day of April 2026, by and between Azenta, Inc. (“Azenta” or the “Company”) and Lawrence Lin (the “Employee).

Recitals

The Company and the Employee entered into an Offer Letter dated November 8, 2024 (the “Offer Letter”). The Company and the Employee now wish to amend the Offer Letter as provided herein.

Agreement

Now, Therefore, in consideration of the foregoing and the terms and conditions set forth below, the parties agree as follows:

1.	The third bullet point in paragraph 7 is deleted in its entirety and replaced with the following:

“If, within one year following a Change in Control, your employment is terminated without Cause (other than in connection with death or Disability) or you terminate your employment for Good Reason, you will be eligible for a lump sum payment equal to the sum of your then current annual base salary and your target bonus for the fiscal year in which your termination occurs. In addition, you will receive an amount equal to your target bonus pro-rated for the number of days that you were actually employed by Azenta in the fiscal year in which the termination date occurs. You will continue to be covered under the Company’s medical, dental and vision plans at the same contribution level as current active employees for a period of one year from such termination. Any payment of the foregoing amounts will be conditioned upon your signing the Company’s customary Separation Agreement and Waiver of Claims.”

2.

Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Offer Letter. The terms of this Amendment amend and modify the Offer Letter as if fully set forth in the Offer Letter. If there is any conflict between the terms, conditions and obligations of this Amendment and the Offer Letter, this Amendment’s terms, conditions, and obligations shall control. All other provisions of the Offer Letter not specifically modified by this Amendment are preserved.

In Witness Whereof, the parties have executed this Amendment effective as of the date first written above.

Azenta	The Employee

Azenta, Inc.

By:

Name: John Marotta	Name: Lawrence Lin

Title: Chief Executive Officer